Exhibit 99.1
OXiGENE Appoints Chief Medical Officer, Dr. Peter Harris; Clinician and Former Executive Scientist for Amgen, AstraZeneca and Roche Brings Global Clinical Development and Regulatory Expertise to Newly Created Position
WALTHAM, Mass.—(BUSINESS WIRE)—June 14, 2006—OXiGENE, Inc. (NASDAQ: OXGN, XSSE: OXGN), a leading developer of biopharmaceutical compounds designed to treat cancer and certain ophthalmologic diseases, today announced that Dr. Peter A. Harris has joined the Company in the newly created role of Chief Medical Officer. Dr. Harris, a former practicing clinician, brings with him to this position a significant track record of success in the strategy, design, and execution of global clinical trials, as well as a commanding expertise of the drug approval process in the United States and Europe. Dr. Harris’ drug development experience includes work with novel, small molecule pharmaceuticals across a broad spectrum of therapeutic areas, including oncology.
“Dr. Harris is an extraordinary clinician with an impressive reputation among the biotech and pharmaceutical communities for building successful therapeutic pipelines, advancing clinical trials and bringing new therapies to market,” commented Frederick Driscoll, President and Chief Executive Officer for OXiGENE. “We believe that Dr. Harris’ clinical expertise in oncology, combined with his knowledge and long-standing relationships with regulatory authorities on multiple continents, make him uniquely qualified to fill this important new position at OXiGENE. We are delighted that Dr. Harris has joined the Company, and we look forward to his contributions as we work to advance CA4P and OXi4503, OXiGENE’s lead product candidates, in various clinical trials in key indications.”
A seasoned executive scientist, Dr. Harris has more than 25 years of experience leading the medical, clinical and scientific affairs for global pharmaceutical companies. Most recently, Dr. Harris served as a Development Director for KuDOS Pharmaceuticals, now a wholly-owned subsidiary of AstraZeneca (LSE, NYSE and OMX: AZN), one of the world’s leading pharmaceutical companies. In this role, Dr. Harris was responsible for initiating, managing and directing the pre-clinical and clinical development functions of that company, including those for several small molecule therapeutic candidates for a variety of oncology indications. Under Dr. Harris’ direction, KuDOS advanced several oncology drug candidates from discovery to Phase II clinical trials, which ultimately led to that company’s purchase in 2006 by AstraZeneca.
Dr. Harris previously served as Director, Clinical Research Europe for Amgen Ltd (NASDAQ: AMGN), where he established and implemented Amgen’s European product development strategy, including assessing potential in-license product candidates. Dr. Harris also held roles of increasing responsibility at Roche Products Ltd, including Head of Drug Safety and Head of Medical Affairs, where he oversaw all clinical pharmacology, research, regulatory affairs and biostatistics functions for Roche.
Dr. Harris’ career also includes tenures as Head of Medical Affairs for ICI Pharmaceuticals (which later became Zeneca), where he managed the design and analysis of more than 200 clinical trials annually, from Phase I to Phase IV; Medical Director for Revlon Healthcare, where he directed all regulatory initiatives and oversaw a successful new product introduction across Europe; and Medical Director for COBRA Therapeutics, an oncology and therapeutic vaccines company.
Dr. Harris holds a Bachelor of Science degree with honors from the University of London, as well as a Bachelor of Medicine/Bachelor of Surgery degree from The Royal London Hospital Medical School at the University of London (the United States equivalent of a Medical Degree). He also holds a Diploma in Pharmaceutical Medicine from the Royal College of Physicians. He is a Fellow of the Faculty of Pharmaceutical Medicine of the Royal College of Physicians where he is a Senior Specialty Advisor, and Fellow of the Royal Society of Medicine, London.
About OXiGENE, Inc.
OXiGENE is an emerging pharmaceutical company developing novel small-molecule therapeutics to treat cancer and eye diseases. The Company’s major focus is the clinical advancement of drug candidates that selectively disrupt abnormal blood vessels associated with solid tumor progression and visual impairment. OXiGENE is dedicated to leveraging its intellectual property position and therapeutic development expertise to bring life saving and enhancing medicines to patients.

Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements in this press release may turn out to be wrong. Forward-looking statements can be affected by inaccurate assumptions OXiGENE might make or by known or unknown risks and uncertainties. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in OXiGENE’s reports to the Securities and Exchange Commission, including OXiGENE’s Form 10-Q, 8-K and 10-K reports. However, OXiGENE undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for a description of these risks.
CONTACT: OXiGENE, Inc.
Susan Hager, 781-547-5900
Director of Communications
shager@oxigene.com